EXHIBIT 99.1

Information Regarding Joint Filers

Designated Filer of Form 3: Banc of America Capital Investors, L.P.

Item 2. Date of Event Requiring Statement: November 28, 2003

Item 4. Issuer Name and Ticker Symbol: Nexstar Broadcasting Group, Inc. (NXST)
Designated Filer:	Ownership Form	Nature of Indirect Beneficial Ownership
Banc of America Capital Investors, L.P. 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Direct
Joint Filers:
Banc of America Capital Management, L.P. 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as general partner of Banc of America Capital Investors, L.P.
BACM I GP, LLC 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as general partner of Banc of America Capital Management, L.P.
J. Travis Hain 100 North Tryon Street Bank of America Plaza Charlotte, NC 28255	Indirect	Indirect 100% Owner of Reported Shares, as managing member of BACM I GP, LLC

SIGNATURES

BANC OF AMERICA CAPITAL MANAGEMENT, L.P. Date: December 1, 2003

By: BACM I GP, LLC, its general partner

By:

Name: J. Travis Hain

Title: Managing Member

BACM I, GP, LLC Date: December 1, 2003

By: :

Name: J. Travis Hain

Title: Managing Member

J. Travis Hain Date: December 1, 2003